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                                                                 EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Card, Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

.. A corporation.
.. A financial institution.
.. An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
.. The U.S. or any agency or instrumentality thereof.
.. A state, the District of Columbia, a possession of the U.S., or any subdivision or instrumentality thereof.
.. A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
.. An international organization, or any agency or instrumentality thereof.
.. A registered dealer in securities or commodities registered in the U.S., the
  District of Columbia, or a possession of the U.S.
.. A real estate investment trust.
.. A common trust fund operated by a bank under section 584(a).
.. An entity registered at all times during the tax year under the Investment
  Company Act of 1940.
.. A foreign central bank of issue.

   Further, an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) is similarly exempted, except on broker transactions.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

.. Payments to nonresident aliens subject to withholding under section 1441.
.. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
.. Payments of patronage dividends where the amount received is not paid in money.
.. Payments made by certain foreign organizations.
.. Payments made by an Employee Stock Ownership Plan pursuant to Section 404(k).

   Payments of interest not generally subject to backup withholding include the following:

.. Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

.. Payments of tax-exempt interest (including exempt-interest dividends under section 852).
.. Payments described in section 6049(b)(5) to nonresident aliens.
.. Payments on tax-free covenant bonds under section 1451.
.. Payments made by certain foreign organizations.

   EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS
FOLLOWS:

   ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

   IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDINGS, GIVE THE PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

   Certain payments other than interest, dividends, and patron-age dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% (or such reduced rate as applicable) of taxable interest, dividend, and certain other payments made prior to January 1, 2004, to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirm-ations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                          FOR ADDITIONAL INFORMATION
          CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   Guidelines for Determining the Proper Taxpayer Identification Number to Give the Payer--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------  ----------------------------------------------------------

                                                                                        Give the EMPLOYER
                           Give the SOCIAL SECURITY                                     IDENTIFICATION number of
For this type of account:  number of --                 For this type of account:       --
------------------------------------------------------  ----------------------------------------------------------

1. An individual's account The individual               6. A valid trust, estate,       The legal entity (Do not
                                                           or pension trust             furnish the identifying
                                                                                        number of the
                                                                                        representative or trustee
                                                                                        unless the legal entity
                                                                                        itself is not designated
                                                                                        in the account title) (4)

2. Two or more             The actual owner of the      7. Corporate account            The corporation
   individuals (joint      account or, if combined
   account)                funds, the first
                           individual on the account
                           (1)

3. Custodian account of a  The minor (2)                8. Partnership account          The partnership
   minor (Uniform Gift to                                  held in the name of
   Minors Act)                                             the business

4. a. The usual revocable  The grantor trustee (1)      9. Association, club,           The organization
   savings trust account                                   religious, charitable,
   (grantor is also                                        educational, or other
   trustee)                                                tax-exempt organization

4. b. So-called trust      The actual owner (1)         10. A broker or                 The broker or nominee
   account that is not a                                    registered nominee
   legal or valid trust
   under state law

5. Sole proprietorship     The owner (3)                11.                             The public entity
   account                                                  Account with the Department
                                                            of Agriculture in the
                                                            name of the public
                                                            entity (such as a
                                                            state or local
                                                            government, school
                                                            district, or prison)
                                                            that receives
                                                            agricultural program
                                                            payments
------------------------------------------------------  ----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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